UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed	by the Registrant ☒

Filed	by a Party other than the Registrant ☐

Check	the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Summit Midstream Partners, LP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

**** IMPORTANT REMINDER ****

Dear Fellow Summit Investors:

By now, you should have received your proxy materials for the 2022 Annual Meeting of Limited Partners of Summit Midstream Partners, LP, which is scheduled to be held virtually, via live webcast, at 2:00 p.m. Central Time on May 10, 2022. You are receiving this reminder letter because your votes have not yet been received. Your vote is extremely important to us and our business, no matter how many or how few common units you may own.

****PLEASE VOTE TODAY****

Your Board recommends that you vote “FOR” Proposals 1, 2, 3 and 4, and for every “1 YEAR” on Proposal 5. Even if you plan on attending the virtual meeting, we urge you to vote your common units now, so they can be tabulated prior to the meeting.

Your vote is extremely important. PLEASE CAST YOUR VOTE TODAY. The fastest and easiest way to vote is over the Internet. Instructions on how to vote your common units over the Internet are enclosed with this letter. Alternatively, you may sign and return the enclosed voting instruction form in the envelope provided.

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

If you have questions or need help voting your common units, please call our proxy solicitation firm, Morrow Sodali LLC, at 1-800-662-5200.

Thank you for your investment in Summit Midstream Partners, LP and for taking the time to vote.

Sincerely,

J. Heath Deneke
Chairman of the Board, President and Chief Executive Officer of Summit Midstream GP, LLC

If you have already voted, please disregard this reminder.